Exhibit 10.8
Ixia
Compensation of Named Executive Officers as of December 31, 2015
The executive officers of Ixia (the “Company”) who were named in the Summary Compensation Table in the Proxy Statement for the Company’s 2015 Annual Meeting of Shareholders and who were serving as executive officers of the Company on December 31, 2015 are referred to herein as the “Named Executive Officers.” The Named Executive Officers are generally “at will” employees and do not have written or oral employment agreements with the Company except as otherwise noted below. Set forth below is certain information regarding the compensation of the Named Executive Officers as of December 31, 2015.
Base Salary

The annual base salaries for the Named Executive Officers as of December 31, 2015 were as follows:
Named Executive Officer	Annual Base Salary as of December 31, 2015

Bethany Mayer	$650,000
President and Chief Executive Officer(1)

Brent Novak	345,000
Chief Financial Officer(2)

Errol Ginsberg	460,000
Chief Innovation Officer(3)

Alexander Pepe	360,000
Chief Operating Officer(4)

Christopher Williams	280,000
Senior Vice President, Human Resources

(1)
In connection with her appointment as the Company’s President and Chief Executive Officer in August 2014, the Company and Ms. Mayer entered into an employment offer letter agreement. The offer letter agreement is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “Commission”) on November 7, 2014.

(2)
In connection with his appointment as the Company’s Acting Chief Financial Officer in August 2014, the Company and Mr. Novak entered into a letter agreement setting forth certain compensation and benefits payable to Mr. Novak. The letter agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 5, 2014.

(3)	The Company also typically pays the monthly lease payments and fuel expenses for a car that is used by Mr. Ginsberg for both business and personal use.

(4)
The Company and Mr. Pepe are parties to an employment agreement entered into as of May 4, 2012 between the Company, as assignee of Anue Systems, Inc. and Mr. Pepe, which agreement has been subsequently amended, most recently on August 5, 2014. The employment agreement and its two amendments are filed as Exhibits 10.2, 10.3 and 10.4, respectively, to the Company’s Current Report on Form 8-K filed with the Commission on August 5, 2014.

Bonus
As of December 31, 2015, Ms. Mayer and Messrs. Novak, Ginsberg, Pepe, and Williams were eligible to participate in the Company’s 2015 Senior Officer Bonus Plan, which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 7, 2015.
Equity Incentives
As of December 31, 2015, the Named Executive Officers were eligible to participate in the Company’s equity-based incentive compensation plans, including the Company’s:

(i)	Second Amended and Restated Ixia 2008 Equity Incentive Plan (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 0-31523) filed with the Commission on June 25, 2013); and
(ii)	2010 Employee Stock Purchase Plan, as amended (filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (Reg. No. 333-176237), filed with the Commission on August 11, 2011).
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